UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2014

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Pier 1, Bay 3

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Logan’s Gap Wind Purchase and Sale Agreement

On December 19, 2014, Pattern Energy Group Inc. (“Pattern Energy”) entered into a Purchase and Sale Agreement (the “Logan’s Gap PSA”) with Pattern Renewables LP, a Delaware limited partnership and controlled affiliate of Pattern Energy Group LP (“Logan’s Gap Seller”), and Pattern Energy Group LP (“Pattern Development”), as guarantor of Logan’s Gap Seller’s obligations under the Logan’s Gap PSA. Upon the terms and subject to the conditions set forth in the Logan’s Gap PSA, a subsidiary of Pattern Energy purchased from Logan’s Gap Seller 100% of the membership interests in Logan’s Gap B Member LLC, a Delaware limited liability company, which owns 100% of the membership interests in Logan’s Gap Holdings LLC, a limited liability company (“Logan’s Gap Holdco”), which, in turn, owns 100% of the membership interests in Logan’s Gap Wind LLC, a Delaware limited liability company and the project company for the approximately 200.1 MW Logan’s Gap wind project (the “Project”) located in Comanche County, Texas (the “Logan’s Gap Project Company”), for a consideration of approximately US$15.1 million.

The Project is currently under construction. As part of the acquisition, Pattern Energy has assumed an obligation to make an equity capital contribution upon the completion of construction. Construction financing, which closed concurrent with the acquisition, will be repaid from Pattern Energy’s equity capital contribution and those of the Tax Equity Investors (as defined below). Pattern Energy’s total cash funding commitment (including the consideration paid under the Logan’s Gap PSA and the equity capital contribution upon the completion of construction) will be approximately US$113 million. Once the Project achieves commercial operations, the membership interests in Logan’s Gap Holdco will, pursuant to agreements separate from the Logan’s Gap PSA, be restructured into Class A and Class B membership interests. Following the restructuring and capital contributions to be made by certain tax equity investors (the “Tax Equity Investors”), (1) Logan’s Gap B Member LLC will hold 100% of the Class B membership interests in Logan’s Gap Holdco and (2) the Tax Equity Investors will hold 100% of the Class A membership interests in Logan’s Gap Holdco.

The Logan’s Gap PSA includes customary representations by Logan’s Gap Seller and Pattern Energy, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title and no litigation or adverse claims, tax matters and with respect to the underlying wind project. The Logan’s Gap PSA provides for customary indemnification by Logan’s Gap Seller and by Pattern Energy, as applicable, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.

The Conflicts Committee of Pattern Energy’s Board of Directors, which is comprised solely of independent directors, had recommended to the Board that the Company enter into the Logan’s Gap PSA and related transactions.

The foregoing description of the Logan’s Gap PSA does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Logan’s Gap PSA, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

See “Certain Relationships and Related Party Transactions – Our Relationship with Pattern Development” in Pattern Energy’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 23, 2014 for a discussion of the relationship between Pattern Energy and Pattern Development.

Item 2.01 Completion of Acquisition or Disposition of Assets

See description under Item 1.01 above.

Item 7.01. Regulation FD Disclosure.

On December 23, 2014, Pattern Energy issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

d. Exhibits

Exhibit Number	Description

2.1	Purchase and Sale Agreement, dated as of December 19, 2014, by and between Pattern Energy Group Inc., as Purchaser, Pattern Renewables LP, as Seller, and (solely for purposes of Section 7.1) Pattern Energy Group LP, as Guarantor.

99.1	Press Release issued by Pattern Energy Group Inc. dated December 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2014

PATTERN ENERGY GROUP INC.

By:	/s/ Dyann S. Blaine
	Name:	Dyann S. Blaine
	Title:	Vice President and Secretary